POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Curt Shaw or Marcy Lifton, acting alone, as his/her true and lawful attorney-in-fact and agent, effective upon the undersigned's appointment as Director of Charter Communications, Inc., for him/her and in his/her name, place and stead, in any and all capacities, to execute on behalf of him/her any and all Forms 3, 4, and 5 reporting beneficial ownership and changes in beneficial ownership of securities issued by Charter Communications, Inc. (the "Company") and any amendments and supplements to those forms, which, in the opinion of such attorney-in-fact, may be necessary, appropriate, or desirable to comply with Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, and the rules and regulations promulgated thereunder (the "Rules"), and to file such forms with the
 United States Securities and Exchange Commission ("SEC") and NASDAQ.

The undersigned hereby grants to each attorney-in-fact full power and authority to perform all and every act requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, with full power of revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall automatically terminate as to both named attorneys-in-fact six months after the undersigned ceases to be a Section 16 Reporting Person of the Company. This Power of Attorney shall terminate immediately as to the named attorney-in-fact whose employment by the Company and its affiliates shall terminate.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed.

Date: February 7, 2002	By:_/s/ Larry W. Wangberg

	Print Name: Larry W. Wangberg




Sec.16PowerAtty.doc